Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS 2016 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

Seattle, WA - February 8, 2017 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2016.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

For 2016, Cray reported total revenue of $629.8 million, which compares with $724.7 million for 2015. Net income for 2016 was $10.6 million, or $0.26 per diluted share, compared to $27.5 million, or $0.68 per diluted share for 2015. Non-GAAP net income, which adjusts for selected unusual and non-cash items, was $19.9 million, or $0.49 per diluted share for 2016, compared to $53.0 million, or $1.30 per diluted share for 2015.

Revenue for the fourth quarter of 2016 was $346.6 million, which compares with $267.5 million in the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $51.8 million, or $1.27 per diluted share, compared to net income of $20.3 million, or $0.50 per diluted share in the fourth quarter of 2015. Non-GAAP net income was $56.3 million, or $1.38 per diluted share for the fourth quarter of 2016, compared to non-GAAP net income of $32.2 million, or $0.79 per diluted share for the same period of 2015.

Overall gross profit margin on a GAAP and non-GAAP basis for 2016 was 35%. For 2015, GAAP and non-GAAP gross profit margin was 31% and 32%, respectively.

Operating expenses for 2016 were $211.1 million, compared to $184.7 million for 2015. Non-GAAP operating expenses for 2016 were $199.7 million, compared to $173.3 million for 2015.

As of December 31, 2016, cash and restricted cash totaled $225 million. Working capital at the end of the fourth quarter was $392 million, compared to $415 million at December 31, 2015.

“While 2016 wasn’t nearly as strong as we originally targeted, we finished the year well, with the largest revenue quarter in our history and solid cash balances, as well as delivering profitability for the year,” said Peter Ungaro, president and CEO of Cray. “We completed numerous large system installations around the world in the fourth quarter, providing our customers with the most scalable, highest performance supercomputing, storage and analytics solutions in the market. We continue to lead the industry at the high-end and, despite an ongoing downturn in the market, we’re in excellent position to continue to deliver for our customers and drive long-term growth.”

Outlook
Due to current market conditions, the Company has limited visibility into 2017. While a wide range of results remains possible, the Company continues to believe it will be difficult to grow revenue compared to 2016. Revenue in the first quarter of 2017 is expected to be approximately $55 million. GAAP and non-GAAP gross margins for the year are expected to be in the low-mid 30% range. Non-GAAP operating expenses for 2017 are expected to be roughly flat with 2016 levels. For 2017, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $1 million lower than non-GAAP gross profit.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In November, Cray launched its latest generation supercomputer, the Cray XC50, the company’s fastest supercomputer ever with a peak performance of one petaflop in a single cabinet. Among the many enhancements of the XC50, this new system adds support for the Nvidia Tesla P100 GPU accelerator as well as for next-generation Intel Xeon and Intel Xeon Phi processors.

•
In January, Cray appointed Stathis Papaefstathiou to the position of senior vice president of R&D. With more than 30 years of high tech experience, Papaefstathiou has held senior-level positions at Aerohive Networks, F5 Networks, and Microsoft.

•
In December, Cray announced the results of a deep learning collaboration between Cray, Microsoft, and the Swiss National Supercomputing Centre (CSCS) that expands the horizons of running deep learning algorithms at scale using the power of Cray supercomputers. Cray has validated and made available several deep learning toolkits on Cray XC and Cray CS-Storm systems to simplify the transition to running deep learning workloads at scale.

•
In November, Cray highlighted recent momentum for the Urika-GX agile analytics platform and previewed ongoing software updates to the system. New customers include a manufacturing collaborative and a customer engagement marketing solution provider, both looking to harness the Urika-GX to deliver enhanced value to their customers.

•
In November, Cray announced it had joined iEnergy the rapidly growing exploration and production industry community brokered by Halliburton Landmark. iEnergy community members can now choose to run Landmark SeisSpace Seismic Processing Software on a Cray CS400 cluster supercomputer.

Conference Call Information
Cray will host a conference call today, Wednesday, February 8, 2017 at 1:30 p.m. PST (4:30 p.m. EST) to discuss its fourth quarter and year ended December 31, 2016 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #64279479. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #64279479. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PST on Wednesday, February 8, 2017.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray products to be accepted in 2017 when or at the levels expected, the risk that the market for high-end supercomputing products does not recover from the current downturn early enough in 2017 or at all, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components are not available with the performance expected or when expected or at the cost expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that cannot be corrected within the time for planned acceptances, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data and commercial markets as expected or at all, the risk that the expense to address Cray systems at customer sites that have issues with third party components or with Cray components, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended September 30, 2016, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission (“SEC”), including Cray’s Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, the stylized CRAY mark and Urika are registered trademarks of Cray Inc. in the United States and other countries, and the XC and CS families of supercomputers and CS-Storm are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Product	$311,408	$232,924	$499,432	$601,294
Service	35,166	34,547	130,377	123,395
Total revenue	346,574	267,471	629,809	724,689
Cost of revenue:
Cost of product revenue	206,827	160,034	332,016	426,821
Cost of service revenue	19,256	21,257	77,578	72,185
Total cost of revenue	226,083	181,291	409,594	499,006
Gross profit	120,491	86,180	220,215	225,683
Operating expenses:
Research and development, net	29,807	29,281	112,130	96,563
Sales and marketing	18,502	18,054	64,893	60,150
General and administrative	9,728	8,662	34,053	27,966
Total operating expenses	58,037	55,997	211,076	184,679
Income from operations	62,454	30,183	9,139	41,004

Other income (expense), net	(196)	31	(1,365)	365
Interest income, net	493	294	2,147	1,408
Income before income taxes	62,751	30,508	9,921	42,777
Income tax (expense) benefit	(10,976)	(10,213)	694	(15,240)
Net income	$51,775	$20,295	$10,615	$27,537

Basic net income per common share	$1.30	$0.51	$0.27	$0.70
Diluted net income per common share	$1.27	$0.50	$0.26	$0.68

Basic weighted average shares outstanding	39,974	39,532	39,833	39,257
Diluted weighted average shares outstanding	40,816	40,993	41,012	40,691

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$222,962	$266,660
Restricted cash	—	1,651
Short-term investments	—	14,925
Accounts and other receivables, net	197,941	124,719
Inventory	88,254	113,655
Deferred tax assets	19,117	38,628
Prepaid expenses and other current assets	20,006	21,048
Total current assets	548,280	581,286

Long-term restricted cash	1,655	1,655
Long-term investment in sales-type lease, net	31,050	18,317
Property and equipment, net	30,620	31,079
Service spares, net	3,023	3,090
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	1,637	2,525
Deferred tax assets	66,496	26,016
Other non-current assets	17,629	16,025
TOTAL ASSETS	$714,572	$694,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,504	$27,837
Accrued payroll and related expenses	17,199	27,452
Other accrued liabilities	10,303	24,079
Deferred revenue	83,129	86,731
Total current liabilities	156,135	166,099

Long-term deferred revenue	27,258	33,306
Other non-current liabilities	5,703	2,260
TOTAL LIABILITIES	189,096	201,665

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,757,458 and 40,693,707 shares, respectively	622,604	610,279
Accumulated other comprehensive income	2,782	7,642
Accumulated deficit	(99,910)	(125,411)
TOTAL SHAREHOLDERS’ EQUITY	525,476	492,510
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$714,572	$694,175

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended December 31, 2016
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$51.8	$1.27	$62.5	$120.5	$58.0

Share-based compensation	(1)	2.8		2.8	0.1	2.7
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Items impacting tax provision	(3)	1.5
Total reconciling items		4.5	0.11	3.0	0.1	2.9

Non-GAAP		$56.3	$1.38	$65.5	$120.6	$55.1

		Three Months Ended December 31, 2015
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$20.3	$0.50	$30.2	$86.2	$56.0

Share-based compensation	(1)	2.8		2.8	0.2	2.6
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.5		0.5	0.3	0.2
Items impacting tax provision	(3)	8.5
Total reconciling items		11.9	0.29	3.4	0.6	2.8

Non-GAAP		$32.2	$0.79	$33.6	$86.8	$53.2

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Year Ended December 31, 2016
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$10.6	$0.26	$9.1	$220.2	$211.1

Share-based compensation	(1)	11.2		11.2	0.5	10.7
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.7		0.7		0.7
Items impacting tax provision	(3)	(2.7)
Total reconciling items		9.3	0.23	12.0	0.6	11.4

Non-GAAP		$19.9	$0.49	$21.1	$220.8	$199.7

		Year Ended December 31, 2015
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$27.5	$0.68	$41.0	$225.7	$184.7

Share-based compensation	(1)	11.4		11.4	0.6	10.8
Purchase accounting adjustments	(2)	0.5		0.5	0.5
Amortization of acquired and other intangibles	(2)	2.4		2.4	1.8	0.6
Items impacting tax provision	(3)	11.2
Total reconciling items		25.5	0.62	14.3	2.9	11.4

Non-GAAP		$53.0	$1.30	$55.3	$228.6	$173.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended December 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$104.6	34%	$15.9	45%	$120.5	35%

Share-based compensation	(1)	0.1		—		0.1
Total reconciling items		0.1	—%	—	—%	0.1	—%

Non-GAAP		$104.7	34%	$15.9	45%	$120.6	35%

		Three Months Ended December 31, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$72.9	31%	$13.3	38%	$86.2	32%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.1				0.1
Amortization of acquired and other intangibles	(2)	0.3				0.3
Total reconciling items		0.5	1%	0.1	1%	0.6	—%

Non-GAAP		$73.4	32%	$13.4	39%	$86.8	32%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Year Ended December 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$167.4	34%	$52.8	40%	$220.2	35%

Share-based compensation	(1)	0.3		0.2		0.5
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.4	—%	0.2	1%	0.6	—%

Non-GAAP		$167.8	34%	$53.0	41%	$220.8	35%

		Year Ended December 31, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$174.5	29%	$51.2	42%	$225.7	31%

Share-based compensation	(1)	0.3		0.3		0.6
Purchase accounting adjustments	(2)	0.5				0.5
Amortization of acquired and other intangibles	(2)	1.8				1.8
Total reconciling items		2.6	—%	0.3	—%	2.9	1%

Non-GAAP		$177.1	29%	$51.5	42%	$228.6	32%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2016	2015	2016	2015
GAAP Net Income		$51.8	$20.3	$10.6	$27.5

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.2	0.5	0.6
Purchase accounting adjustments	(2)	—	0.1	0.1	0.5
Amortization of acquired and other intangibles	(2)	—	0.3	—	1.8
Total adjustments impacting gross profit		0.1	0.6	0.6	2.9

Non-GAAP gross margin percentage		35%	32%	35%	32%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.7	2.6	10.7	10.8
Amortization of acquired and other intangibles	(2)	0.2	0.2	0.7	0.6
Total adjustments impacting operating expenses		2.9	2.8	11.4	11.4

Items impacting tax provision	(3)	1.5	8.5	(2.7)	11.2
Non-GAAP Net Income		$56.3	$32.2	$19.9	$53.0

Non-GAAP Diluted Net Income per common share		$1.38	$0.79	$0.49	$1.30

Diluted weighted average shares		40.8	41.0	41.0	40.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets